Exhibit (p)(2)

                             CRAFUND ADVISORS, ,INC.
                                   ("CRAFund")

                      CODE OF ETHICS AND POLICIES GOVERNING
                        PERSONAL SECURITIES TRANSACTIONS

I.    LEGAL REQUIREMENTS

      Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or director of CRAFund (as well as certain other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by CRAFund's registered investment company client, The Community Reinvestment Act Qualified Investment Fund (the "Fund"):

            1.    To employ any device, scheme or artifice to defraud the Fund;

            2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

            4. To engage in any manipulative practice with respect to the Fund.

      Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act") provides that it is unlawful for any investment adviser, directly or indirectly:

            1. To employ any device, scheme or artifice to defraud any client or prospective client;

            2. To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

            3. To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

      In addition, Section 204A of the Advisers Act requires CRAFund to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or rules or regulations thereunder of material, non-public information by CRAFund or any person associated with CRAFund. Pursuant to Section 204A, the Securities and Exchange Commission (the "Commission") has adopted Rule 204A-1 which requires CRAFund to maintain and enforce a written code of ethics.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

II.   INTRODUCTION AND OVERVIEW

      In our efforts to ensure that CRAFund develops and maintains a reputation for integrity and high ethical standards, it is essential not only that CRAFund and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct. CRAFund's Personal Trading Code of Ethics (the "Code") is designed to help ensure that we conduct our business consistent with these high standards.

      It is the policy of CRAFund that CRAFund and its Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act or Sections 204A and 206 of the Advisers Act. No Supervised Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, the Fund, any other investment advisory client of CRAFund, or an issuer of any security owned by the Fund or other investment advisory clients of CRAFund.

      CRAFund's Chief Compliance Officer (the "CRAFund Compliance Officer") shall provide a copy of this Code and all amendments to all Supervised Persons, including newly hired persons following their designation as a Supervised Person. All Supervised Persons (including Access Persons) shall provide the CRAFund Compliance Officer with a written or electronic acknowledgement of their receipt of the code and any amendments. The CRAFund Compliance Officer shall also identify all Access Persons and inform them of their reporting obligations under this Code.

      Every Supervised Person shall report promptly any violation of this Code to the CRAFund Compliance Officer.

      As a registered investment adviser, CRAFund and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of shareholders of the Fund and other advisory clients of CRAFund. Please bear in mind that a conflict of interest can arise even if there is no financial loss to our clients. Many potential conflicts of interest can arise in connection with employee personal trading and related activities.

      The Code is designed to address and avoid potential conflicts of interest relating to personal trading and related activities and is based on three underlying principles:

(1) We must at all times place the interests of our clients (including both the Fund and any private accounts) first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of CRAFund clients.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

(2) We must make sure that all personal securities transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

(3) CRAFund personnel should not take inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Fund or CRAFund could call into question the exercise of your independent judgment.

      The Code contains a number of rules and procedures relating to personal trading by CRAFund officers, directors, employees and their families. It is your responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

      As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise in connection with personal trading. Consequently, you are expected to abide not only by the letter of the Code, but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, you must conduct your personal trading activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. CRAFund reserves the right, when it deems necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code.

      Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, CRAFund reserves the right to modify any or all of the policies and procedures set forth in the Code. Should CRAFund revise the Code, you will receive written notification from the Compliance Officer. It is your responsibility to familiarize yourself with any modification to the Code. If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code to a particular situation, contact the Compliance Officer.

III.  PERSONS COVERED BY THE CODE AND OTHER DEFINED TERMS

      Depending upon your classification under this Code, certain investment restrictions and reporting obligations may or may not apply to you. Individuals subject to this Code will be classified as "Access Persons" and may in addition be further classified as "Investment Personnel" and/or "Portfolio Manager." Investment Personnel and Portfolio Managers have additional obligations under this Code.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

      The CRAFund Compliance Officer will notify each individual who has been classified as an Access Person, Investment Personnel and/or Portfolio Manager and what their obligations are under this Code.

Access Persons means any Supervised Person (as define below) of CRAFund who: (1) has access to (a) non-public information regarding any client's purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. For these purposes, all directors, officers and partners of CRAFund are considered to be Access Persons. An Access Person also means; (1) each employee of CRAFund (and any director, officer, general partner or employee of any company in a control relationship to CRAFund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to CRAFund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

Investment Personnel means any employee of CRAFund (or employee of any company in a control relationship to CRAFund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or other advisory clients of CRAFund (e.g., traders or analysts). Any person who controls CRAFund and who obtains information concerning recommendations made to the Fund or other advisory clients of CRAFund regarding the purchase or sale of securities by the Fund or other advisory clients of CRAFund.

Portfolio Manager means any CRAFund employee who has the direct responsibility and authority to make investment decisions affecting the Fund or other advisory clients of CRAFund.

Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of CRAFund or other person who provides investment advice on behalf of CRAFund and is subject to the supervision and control of CRAFund.

Covered Security means a security as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; (iii) shares issued by money market funds registered under the 1940 Act; (4) shares issued by open-end investment companies registered under the 1940 Act other than Reportable Funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the 1940 Act, none of which are Reportable Funds.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

Reportable Fund means any investment company registered under the 1940 Act for which CRAFund serves as an investment adviser or sub-investment adviser, or any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls CRAFund, is controlled by CRAFund or is under common control with CRAFund.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Automatic Investment Plan means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership is interpreted in the same manner as it would be under Rule 16a-1(a) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

      The policies and procedures set forth in the Code also apply to all members of your immediate family, which for purposes of the Code refers to any person living in your household (whether or not related to you) and/or any person to whose financial support you make a significant contribution.

IV.   POLICIES REGARDING PERSONAL SECURITIES TRANSACTIONS

      A. Restrictions on Personal Securities Transactions By Access Persons, Investment Personnel and Portfolio Managers.

            1. No Access Person may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from CRAFund's Compliance Officer prior to effecting such security transaction.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

                  a. A written authorization for such security transaction will be provided by the CRAFund Compliance Officer to the person receiving the authorization (if granted).

                        Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the CRAFund Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

                  b. Except as noted below with respect to Initial Public Offerings and Limited Offerings, this pre-clearance policy does not apply to securities which are not Covered Securities ("Non-Covered Securities"), Exempted Securities or De Minimis Securities (as defined below).

            2. Pre-clearance approval under paragraph 1 will expire at the close of business on the trading day after the date on which oral authorization is received and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

            3. No clearance will be given to an Access Person to purchase or sell any Covered Security (1) on a day when the Fund or other advisory clients of CRAFund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the same security is being considered for purchase or sale by the Fund or other advisory clients of CRAFund.

            4. The pre-clearance requirement shall apply to all purchases of a beneficial interest in any Covered Security through an Initial Public Offering or a Limited Offering (as defined below) by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made and filed with the CRAFund Compliance Officer.

                  a. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

                  b. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

            5. No pre-clearance will be given to any Portfolio Manager to purchase or sell any Covered Security (other than Non-Covered, Exempted or De Minimis Securities) within seven calendar days before or after the Portfolio Manager trades that security for a Fund or other advisory clients of CRAFund.

            6. Investment Personnel may not profit by the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days, unless such security is a Non-Covered, Exempted or De Minimis Security (as defined below).

      If you have any questions as to the application of this policy, contact the CRAFund Compliance Officer.

V.    NON-COVERED, EXEMPTED, AND DE MINIMIS SECURITIES

      The Code (including the specific prohibitions on personal trading, pre-clearance and the reporting requirements) does not apply to the following types of securities, which are referred to as "Non-Covered Securities." As a result, Access Persons may invest in Non-Covered Securities without following the procedures set forth in the Code. Non-Covered Securities are personal securities transactions by Access Persons in:

            1.    Direct obligations of the Government of the United States;

            2.    bankers' acceptances;

            3.    bank certificates of deposit;

            4.    commercial paper;

            5. high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements;

            6.    shares issued by money market funds registered under the 1940
                  Act;

            7. shares of registered open-end investment companies other than Reportable Funds; and

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

            8. shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the 1940 Act, none of which are Reportable Funds.

In addition, the pre-clearance procedures do not apply to personal securities transactions involving Exempted Securities or De Minimis Securities. You will however be required to report such securities in the quarterly and annual reports discussed below. "Exempted Securities" are:

            1. securities purchased or sold in a transaction which is non-volitional on the part of the Access Person;

            2. securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

            3. securities which are not eligible for purchase by the Fund or other advisory clients of CRAFund and which are not related economically to securities purchased, sold or held by the Fund or other advisory clients of CRAFund.

"De Minimis Securities" are securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000.

Additionally, transactions in accounts ("Special Accounts") over which the Access Person exercises no direct or indirect influence or control may be excluded from the Code (and treated as Non-Covered Securities) provided that prior approval for exclusion from the Code is obtained from CRAFund by notifying, and discussing these Accounts with the CRAFund Compliance Officer. An account will be deemed a Special Account provided all of the following conditions are met:

      o The Access Person discloses to the CRAFund Compliance Officer the existence of the Special Account and allows the CRAFund Compliance Officer to review, upon his or her discretion, the governing documents of such Special Account;

      o The Access Person establishes to the satisfaction of the CRAFund Compliance Officer that he or she has no direct or indirect influence or control over the Special Account or over investment decisions made for the Special Account;

      o The Access Person completes the attached Special Account Certification on an annual basis, or such other certification that the CRAFund Compliance Officer may deem acceptable;

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

      o The Access Person establishes to the satisfaction of the CRAFund Compliance Officer that he or she provides no investment advice to the person(s) who directly or indirectly influence or control the investment decisions for the Special Account ("Control Persons");

      o The Access Person does not disclose to the Control Persons any action that CRAFund may take, or has or has not taken, or any CRAFund consideration of any action with respect to that security; and

      o The Control Persons do not disclose to the Access Person any action such Control Persons may or may not take or any action under consideration with respect to any transaction for the Special Account until after such decisions have been made and fully executed.

      If you have a Special Account and you feel that an exception from compliance with the Code is warranted, please see an CRAFund Compliance Officer. Determinations as to whether exception from the Code will be granted will be made on a case-by-case basis. Depending on all of the facts and circumstances, CRAFund reserves the right to require additional procedures to be followed, as CRAFund deems necessary or appropriate. Further, CRAFund reserves the right at any time, in the discretion of the legal counsel to CRAFund, to require compliance with all or parts of the Code or to revoke the exception at any time.

      If you have any questions about whether a particular transaction qualifies as a NonCovered Security, Exempted Security or De Minimis Security, contact the CRAFund Compliance Officer.

VI.   REPORTS AND CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS

      Personal Holdings Reports: In order to address potential conflicts of interest that can arise when an Access Person disposes of a security acquired prior to his or her association with CRAFund and to help ensure compliance with the Code, all Access Persons must provide CRAFund with a list of all Covered Securities holdings (the "Personal Holdings Report") in which they have a beneficial interest. This Personal Holdings Report must be provided within 10 days of commencement of employment and updated annually thereafter (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person). The report, a form of which is attached hereto as Exhibit A, must include the title of each Covered Security, the number of shares held and the principal amount of the Covered Security. The Personal Holdings Report must also include a list of any securities accounts maintained with any broker, dealer or bank. Annual Holdings Reports must be current as of a date no more than 45 days before the report is submitted. CRAFund is sensitive to Access Persons' privacy concerns and will endeavor not to disclose the contents of an Access Person's Personal Holdings Report to anyone unnecessarily.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

      Quarterly Transaction Reports: Each Access Person shall submit quarterly reports in the form attached hereto as Exhibit B to CRAFund's Compliance Officer, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect beneficial interest of the Access Person. Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report if (1) all of the information required by the quarterly transaction reports is contained in the brokerage confirmations or account statements submitted in lieu thereof or (2) the transaction is effected pursuant to an Automatic Investment Plan.

      A form of brokerage letter is attached to the Code. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete a Brokerage Account Form annually.

      Review of Reports: The CRAFund Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to CRAFund's Board of Directors:

            a. with respect to any transaction that appears to evidence a possible violation of this Code; and

            b. apparent violations of the reporting requirement stated herein.

      The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Fund or other advisory clients of CRAFund. The Board shall review the operation of this Code of Ethics at least once a year.

      Certification of Compliance: Each Supervised Person will be required to certify that he or she has read, understands and has complied with (or in the case of a newly hired Supervised Person, will comply with) the Code. This Certification of Compliance is required upon commencement of employment and annually thereafter. A form of certification is attached to the Code and must be returned to the CRAFund Compliance Officer.

VII.  MISCELLANEOUS

      Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code.

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

      Service on Boards: Investment Personnel are prohibited from serving on the board of directors of any for-profit company or organization without the prior, written approval of the CRAFund Compliance Officer. Such approval will only be granted when CRAFund believes that such board service will be consistent with the interests of CRAFund's clients. If board service is authorized, appropriate procedures will be developed to ensure that confidential information is not obtained or used by such Investment Personnel or by CRAFund.

      Gifts: On occasion Investment Personnel may be offered, or may receive, gifts from clients, brokers, vendors to other persons not affiliated with CRAFund. The receipt of extraordinary or extravagant gifts from such persons is not permitted. Gifts of a nominal value (i.e., gifts the reasonable value of which is no more than $100 annually from one person), and customary business meals and entertainment (e.g., sporting events) at which both you and the giver are present and promotional items (e.g., pens, mugs) may be received. Investment Personnel may not, however, solicit any gifts.

      Investment Personnel may not give any gift with a fair market value in excess of $100 per year to persons associated with securities or financial organizations including exchanges, other member organizations, commodity firms, news media, or clients of the firm. You may provide reasonable entertainment to such persons, provided that both you and the recipient are present.

      You must never give or receive gifts or entertainment that would be embarrassing to either you or CRAFund if made public.

      Annual Board Review: The management of CRAFund annually will prepare a report to the Fund's board of trustees that summarizes any changes in the Code, highlights violations of the Code requiring significant remedial action, identifies any recommended changes to the Code and certifies that CRAFund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

      Recordkeeping: This Code, a copy of each report by an Access Person, records of all written or electronic acknowledgements, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports, a list of all persons responsible for reviewing such reports, records of any violations of the Code and action taken as a result thereof, shall be preserved with CRAFund's records for the period required by the 1940 Act and the Advisers Act.

VIII. FORMS

Attached to the Code are the following forms of documents:

      o     Holdings Report and Annual Certification of Holdings Report;

      o     Quarterly Securities Transaction Report;

      o     Form of Brokerage Letter;

      o     Initial and Annual Certifications of Compliance; and

                             CRAFUND ADVISORS, INC.
                         PERSONAL TRADING CODE OF ETHICS

      o     Special Account Certification

      If you have any questions about any of these documents, or their application, contact the CRAFund Compliance Officer.

IX.   VIOLATIONS OF THE CODE

      CRAFund views violations of the Code to be a serious breach of the firm's rules. Consequently, any Access Person who violates any policy or procedure contained in the Code is subject to sanctions, including termination of employment. Further, violations of the Code may constitute violations of federal and/or state laws and may be referred to the proper authorities upon discovery. If you have any questions about any aspect of the Code, contact the CRAFund Compliance Officer.

X.    EFFECTIVE DATE

      The Code is effective as of March 1, 2000.
      Amended July 2004
      Amended April 8, 2005

                                    Exhibit A

                             CRAFund Advisors, Inc.
                                   ("CRAFund")

                                 Holdings Report

                For the Year/Period Ended _______________________
                                             (month/day/year)

              |_| Check Here if this is an Initial Holdings Report

To:  Compliance Officer

            As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to CRAFund's Code of Ethics:

----------------------------------------------------------------------------------------------
    Date of                                   Exchange Ticker       Number       Principal
Information    Title and Type of Security     Symbol or CUSIP#      of Shares     Amount
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

            The above information is not more than 45 days before (1) I became an Access Person for an initial holdings report or (2) the date this report is submitted for annual holdings reports.

            The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

--------------------------------------------------------------------------------
NAME OF                     BROKER                           DATE
BROKER/BANK                 BANK/ADDRESS                     ESTABLISHED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                           Signature:
       -------------------                  ------------------------------------

                                Print Name:
                                             -----------------------------------

                             CRAFund ADVISORS, INC.

                     ANNUAL CERTIFICATION OF HOLDINGS REPORT

                      To be completed by all Access Persons
           within 10 days after the end of calendar year and returned to the Compliance Officer

      I ______________________, hereby certify that:
            (Print Name)

_____ There has been no change in my personal securities holdings in which I have a beneficial interest (other than in interests in Non-Covered Securities) over the preceding calendar year.

                                       OR

_____ The attached revised Holdings Report accurately reflects my current personal securities holdings in which I have a beneficial interest (other than in interests in Non-Covered Securities).

NAME:                                            Date:
       ------------------------------------             ------------------------
                 (Signature)

                                    Exhibit B

                             CRAFund Advisors, Inc.

                                   ("CRAFund")

                          Securities Transaction Report

              For the Calendar Quarter Ended ______________________
                                                (month/day/year)

To:  Compliance Officer

      During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to CRAFund's Code of Ethics:

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  Title and Type                                              Interest                                 Broker/Dealer
   of Security,                                               Rate and      Nature of                     or Bank
     Exchange                                                 Maturity     Transaction                    Through
  Ticker Symbol        Date of       Number     Principal     Date (if     (Purchase,                       Whom
    or CUSIP#        Transaction    of Shares     Amount    applicable)   Sale, Other)      Price         Effected
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

      During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

         -----------------------------------------------------------------------
         NAME OF BROKER/BANK      BROKER BANK/ADDRESS       DATE ESTABLISHED
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                               Signature:
     ---------------------                    ----------------------------------

                                    Print Name:
                                               ---------------------------------

                            FORM OF BROKERAGE LETTER

[Date]

[Broker Name]

[Address]

RE:      Account No._______________________ Account Name _____________________

Dear [Name]

As of [Date], please send to CRAFund Advisors, Inc., a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

                           CRAFund Advisors, Inc.
                           1830 Main Street
                           Suite #204
                           Weston, FL  33326
                           Attention:  Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Name]

cc:      Compliance Officer

                    INITIAL CERTIFICATION OF COMPLIANCE WITH

                           THE CRAFund ADVISORS, INC.

                         PERSONAL TRADING CODE OF ETHICS

  To be completed by all Access Persons and returned to the Compliance Officer

      I hereby acknowledge receipt of the CRAFund Advisors, Inc. ("CRAFund"). Personal Trading Code of Ethics (the "Code"). I hereby certify that I (i) recently have read the Code and acknowledge that I am subject to the provisions of the Code; (ii) will comply with the Code; (iii) have arranged for brokerage confirmations and monthly account statements for my account to be provided directly by my broker to CRAFund; and (iv) fully and accurately have disclosed to CRAFund all of my securities holdings (unless Non-Covered Securities as defined in the Code). I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.

      Name:
           ---------------------------------------
               (Please print or type clearly)

      Signature:
                ----------------------------------

      Date:
           ---------------------------------------

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH

                           THE CRAFund ADVISORS, INC.

                         PERSONAL TRADING CODE OF ETHICS

                      To be completed by all Access Persons

             within 10 days after the end of each calendar year and
                       returned to the Compliance Officer

      I hereby acknowledge receipt of the CRAFund Advisors, Inc. Personal Trading Code of Ethics (the "Code"). I hereby certify that I (i) recently have re-read the Code (including any updates thereto); (ii) understand the Code; and
(iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.

         Name:
              ---------------------------------------
                  (Please print or type clearly)

         Signature:
                   ----------------------------------

         Date:
              ---------------------------------------

                             CRAFund ADVISORS, INC.

                          SPECIAL ACCOUNT CERTIFICATION

I________________________________, hereby certify as follows:
           (Print Name)

      1. I understand that I must adhere to certain procedures with respect to personal securities transactions in which I have a direct or indirect beneficial interest, whether or not such procedures may be burdensome or costly.

      2. I have read and understand the Code and hereby certify that I have complied with all provisions of the Code since the date on which I first became employed by CRAFund Advisors, Inc. ("CRAFund"), except as otherwise disclosed to the Compliance Officer of CRAFund.

      3. I have asked for a waiver from the requirements of the Code with respect to the trades for the Special Account (as defined in the Code) of ________________.

      4. I hereby certify that I exercise no direct or indirect influence or control over the investment decisions for the Special Account.

      5. I certify that I have not, and will not, (i) engage in discussions concerning any action that CRAFund may or may not take with respect to any security with any person outside CRAFund, including any member of my immediate family or any person(s) who has (have) direct or indirect influence or control over the investment decisions for the Special Account ("Control Persons"), while I am employed at CRAFund, or (ii) provide investment advice to the Control Persons.

NAME:
     -----------------------------------
               (Signature)

DATE:
     -----------------------------------